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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of OXIS International, Inc. and subsidiaries on Form S-8 of our reports dated March 26, 1999 (which express an unqualified opinion and include an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Annual Reports on Forms 10-K and 10-K/A of OXIS International, Inc. and subsidiaries for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP

Portland, Oregon
March 7, 2000